Exhibit 99.1

On January 29, 2024, TD SYNNEX Corporation (the “Company” or the “Issuer”) and certain entities managed by affiliates of Apollo Global Management, Inc., including certain reporting persons, entered into an underwriting agreement (the “Underwriting Agreement”) with the underwriters named in the Underwriting Agreement (the “Underwriters”), relating to the secondary public offering (the “Offering”) of an aggregate of 8,768,750 shares of the common stock of the Company, par value $0.001 per share (the “Common Stock”) sold by the reporting persons, which includes 1,143,750 shares sold pursuant to the exercise in full of the Underwriters’ option to purchase additional shares of Common Stock held by the reporting persons. The Offering was completed on January 31, 2024.

AP IX Tiger Holdings, L.P. (“AP IX Tiger”), AP IX Tiger Co-Invest II, L.P. (“Tiger Co-Invest II”) and AP IX Tiger Co-Invest (ML), L.P. (“Tiger Co-Invest ML”) each hold securities of the Issuer. AP IX Tiger Co-Invest (ML) GP, LLC (“Tiger Co-Invest ML GP”) is the general partner of Tiger Co-Invest ML. AP IX Tiger Holdings GP, LLC (“AP IX Tiger GP”) is the general partner of each of AP IX Tiger and Tiger Co-Invest II, and the sole member of Tiger Co-Invest ML GP. Apollo Management IX, L.P. (“Management IX”) is the non-member manager of AP IX Tiger GP. The general partner of Management IX is AIF IX Management, LLC (“AIF IX LLC”). Apollo Management, L.P. (“Apollo LP”) is the sole member and manager of AIF IX LLC. Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo LP. Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member of Management GP. Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings. Scott Kleinman, Marc Rowan and James Zelter are the managers, as well as executive officers, of Management Holdings GP.

Each of the entities listed above, other than AP IX Tiger, Tiger Co-Invest II and Tiger Co-Invest ML, and each of Messrs. Kleinman, Rowan and Zelter, disclaims beneficial ownership of any shares of the Company’s common stock owned of record by AP IX Tiger, Tiger Co-Invest II and Tiger Co-Invest ML, except to the extent of any pecuniary interest therein, and the filing of this Form 4 shall not be construed as an admission that any such person or entity is the beneficial owner of any such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.